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                                                                      EXHIBIT 25


                              POWER OF ATTORNEY




        Each of the undersigned Directors of Teleflex Incorporated, a Delaware corporation (the "Company"), hereby appoints Lennox K. Black, Harold L. Zuber, Jr. and Steven K. Chance, and each of them, with full power of substitution, to act as his attorney-in-fact to execute, on behalf of the undersigned, the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1996.

        IN WITNESS WHEREOF, this Power of Attorney is executed this 10th day of February, 1997.



/s/ DONALD BECKMAN                              /s/ LENNOX K. BLACK
-----------------------------                   -----------------------------
Donald Beckman                                  Lennox K. Black




/s/ DAVID S. BOYER                              /s/ JOSEPH S. GONNELLA
-----------------------------                   -----------------------------
David S. Boyer                                  Joseph S. Gonnella



/s/ PEMBERTON HUTCHINSON                        /s/ LEWIS E. HATCH, JR.
-----------------------------                   -----------------------------
Pemberton Hutchinson                            Lewis E. Hatch, Jr.



/s/ SIGISMUNDUS W. W. LUBSEN                    /s/ PALMER E. RETZLAFF
-----------------------------                   -----------------------------
Sigismundus W. W. Lubsen                        Palmer E. Retzlaff



/s/ JOHN H. REMER                               /s/ JAMES W. STRATTON
-----------------------------                   -----------------------------
John H. Remer                                   James W. Stratton